Exhibit 99.3

The Kraft Business (A Business of MeadWestvaco Corporation)

Combined Financial Statements (Unaudited)

Three Months Ended March 31, 2008 and 2007

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

Combined Financial Statements (Unaudited)

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

Combined Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2008	2007

Net sales	$130,797	$129,349
Cost of sales	121,824	115,611
Selling, general and administrative expenses	7,405	5,840
Interest and debt expense	1,856	2,061
Other income, net	(1,100)	(379)
Income before income taxes	812	6,216
Provision (benefit) for income taxes	(130)	1,665
Net income	$942	$4,551

The accompanying notes are an integral part of these financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

Combined Balance Sheets (Unaudited)

(in thousands)

	March 31,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$9,102	$5,470
Accounts receivable, net	37,561	35,145
Inventories	35,949	33,108
Deferred income taxes	2,278	2,250
Other current assets	1,933	1,243
Current assets	86,823	77,216
Property, plant and equipment	415,570	420,750
Other assets	11,930	12,078
	$514,323	$510,044

Liabilities and Equity
Accounts payable	$22,790	$18,655
Accrued liabilities	20,912	28,496
Current maturities of long-term notes payable - related party	7,847	7,847
Current liabilities	51,549	54,998
Long-term debt	58,040	58,040
Long-term notes payable - related party	37,937	37,937
Deferred income taxes	83,884	84,132
Other liabilities	7,073	6,576
Commitments and contingencies
Equity	275,840	268,361
	$514,323	$510,044

The accompanying notes are an integral part of these financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

Combined Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities
Net income	$942	$4,551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,345	9,670
Losses on disposals of real and personal property	1	66
Deferred income taxes	(276)	(2,669)
Changes in working capital	(9,396)	(949)
Other	576	(706)
Net cash provided by operating activities	1,192	9,963
Cash flows from investing activities
Additions to property, plant and equipment	(4,018)	(4,204)
Proceeds from sales of assets	—	155
Net cash used in investing activities	(4,018)	(4,049)
Cash flows from financing activities
Transactions with MeadWestvaco Corporation, net	6,458	(2,487)
Net cash provided by (used in) financing activities	6,458	(2,487)
Increase in cash and cash equivalents	3,632	3,427
Cash and cash equivalents
Beginning of period	5,470	3,101
End of period	$9,102	$6,528

The accompanying notes are an integral part of these financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)

(dollars in thousands)

1.                   Description of Business and Basis of Presentation

These combined financial statements present the historical results of the Kraft Business (the “Business” or the “Company”), a business of MeadWestvaco Corporation (“MeadWestvaco”).  The Business consists of a kraft paperboard mill, a sawmill, various chipmill operations and a cogeneration facility (see below), all located in South Carolina.  The Business is a competitive manufacturer of unbleached kraft paperboard products sold in various markets and primarily manufactures saturating kraft, Kraftpac® and linerboard.

These combined financial statements are intended to present the historical results of the Business’  operations during each respective period.  As such, these combined financial statements include allocations of certain expenses, as well as the attribution of certain assets and liabilities, historically maintained by MeadWestvaco and not recorded in the accounts of the Business.  The Business and MeadWestvaco management believe such allocations have been made on a reasonable basis.  However, these combined financial statements may not necessarily be indicative of the results of operations that would have been obtained if the Business had operated as a separate entity during the periods presented.

These interim combined financial statements have not been audited.  However, in the opinion of management, all normal recurring adjustments necessary to present fairly the financial position and the results of operations for the interim periods presented have been made.  These interim combined financial statements have been prepared on the basis of accounting principles and practices generally accepted in the United States (“GAAP”) applied consistently with those used in the preparation of the combined financial statements for the year ended December 31, 2007.  Certain information and footnote disclosures normally included in annual financial statements presented in accordance with GAAP have been condensed or omitted.  The accompanying combined financial statements should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 2007.

The combined equity of the Company is comprised of the excess of the Business’ combined assets over its combined liabilities.  Combined equity is affected by the Business’ operating results, expense allocations from MeadWestvaco and cash transfers between the Business and MeadWestvaco, including settlement of intercompany transactions and amounts paid or received relating to interest and income taxes, as MeadWestvaco manages all treasury and tax activities of the Business.  The combined equity of the Company is also impacted by distributions made by Cogen South LLC to MeadWestvaco and SCANA Corporation (collectively, the “Members”).

MeadWestvaco owns a 50% interest in Cogen South LLC (“Cogen”), a cogeneration facility.  Due to the level of involvement by the Company in the cogeneration facility’s operations, the Business includes in its combined financial statements 100% of Cogen’s results of operations and financial position.  See Note 7 for further discussion.

New accounting standard

As permitted under transition rules by the FASB, the Company partially adopted the provisions of SFAS No. 157, Fair Value Measurements, as of January 1, 2008. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This Statement does not require any new fair value measurements, but applies to existing accounting pronouncements that require or permit fair value measurement as the relevant measurement attribute.  As permitted by FASB Staff Position FAS 157-2, Effective Date of FASB Statement No. 157, the Company delayed the adoption of SFAS No. 157 for all non-financial

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited), Continued

(dollars in thousands)

assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until January 1, 2009.  The initial adoption of SFAS No. 157 did not have an impact on the Company’s combined financial position or results of operations as of and for the three months ended March 31, 2008.  The full adoption of SFAS No. 157 is not expected to have a material effect on the Company’s combined financial position or results of operations in 2009.

Subsequent event

On April 7, 2008, MeadWestvaco entered into an agreement to sell the Business to an affiliate of KapStone Paper and Packaging Corporation for $485 million in cash, subject to certain closing adjustments.  The sale is expected to close in the third quarter of 2008.  MeadWestvaco will retain certain assets and liabilities related to the Business which are included within these combined financial statements.

2.                   Inventories

Inventories consist of the following:

	March 31,	December 31,
	2008	2007
Raw materials	$7,359	$6,713
Production materials, stores and supplies	12,210	11,835
Finished and in-process goods	16,380	14,560
	$35,949	$33,108

3.                   Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31,	December 31,
	2008	2007
Land and land improvements	$19,444	$19,329
Buildings	159,044	158,641
Machinery and equipment	912,353	908,830
Construction in progress	9,090	9,284
	1,099,931	1,096,084
Less accumulated depreciation	(684,361)	(675,334)
	$415,570	$420,750

Depreciation expense was $9,197 and $9,512 for the three months ended March 31, 2008 and 2007, respectively.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited), Continued

(dollars in thousands)

4.                   Accrued Expenses

Accrued expenses consist of the following:

	March 31,	December 31,
	2008	2007
Payroll and employee benefit costs	$10,574	$12,739
Taxes other than income	1,157	4,209
Accrued energy	3,275	4,643
Accrued freight	2,238	3,125
Accrued rebates and allowances	181	420
Accrued restructuring	772	687
Accrued litigation	750	750
Other	1,965	1,923
	$20,912	$28,496

5.                   Other Income, net

Components of other income, net, consist of the following:

	Three Months Ended
	March 31,
	2008	2007
Foreign currency exchange gains	$(642)	$(29)
Interest income	(54)	(41)
Other, net	(404)	(309)
	$(1,100)	$(379)

6.                   Income Taxes

The Company historically is not an income tax payer, as its results and related tax obligations, if any, are included in the consolidated tax returns of MeadWestvaco.  The income tax (benefit) provision included in these combined financial statements was calculated on a separate return basis, as if the Business was a separate tax paper, excluding the results of Cogen, and the resulting current tax receivable or liability, including liabilities related to uncertain tax positions, was settled with MeadWestvaco through equity.  Cogen is treated as a partnership for federal income tax purposes.  Income earned by Cogen is passed through to its owners; therefore, no income taxes have been incurred by or accrued for this entity.

The effective tax rates were (16.0%) and 26.8% for the three months ended March 31, 2008 and 2007, respectively.  The differences in the effective tax rates compared to the U.S. federal statutory rate of 35% were primarily attributable to the exclusion of Cogen’s income in each period, and the effects of certain permanent differences between reported income and taxable income.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited), Continued

(dollars in thousands)

7.                   Cogen South LLC

Cogen was formed in June 1996 as a Delaware limited liability company by MeadWestvaco and the SCANA Corporation (“SCANA”), a South Carolina corporation, each of which owns a 50 percent interest in Cogen.  Cogen was formed to develop, finance, own and operate a cogeneration facility in Charleston, South Carolina.  The cogeneration facility provides steam to the Business and shaft horsepower to the South Carolina Electric and Gas Company (“SCE&G”) generator located adjacent to the site of the Business.  SCE&G is a wholly-owned subsidiary of SCANA.

MeadWestvaco has contracted to purchase the steam requirements of the Business from Cogen for a term of 20 years, commencing in 1999 pursuant to the Energy Conversion Agreement (“EC Agreement”).  The payment for steam under the EC Agreement is comprised of (i) a facility fee that covers return to the Members, (ii) a debt service fee that covers debt service or any outstanding loans, (iii) a reimbursement cost fee that covers cash operating costs, and (iv) a capital expenditure fee to build funds for future capital expenditures.  MeadWestvaco also provides day-to-day management of the facility under an Operations and Maintenance Agreement for the same 20-year period.

SCE&G has contracted to purchase any shaft horsepower produced by Cogen for a term of 20 years, commencing in 1999, pursuant to the Shaft Horsepower Agreement (“SHP Agreement”).  The payment for shaft horsepower under the SHP Agreement is comprised of (i) a capacity payment, (ii) an energy payment, and (iii) an excess energy payment.  Sales of shaft horsepower included in the combined statements of operations were $7,737 and $7,261 for the three months ended March 31, 2008 and 2007, respectively.

The Company purchases natural gas from SCE&G at market prices.  Purchases of natural gas from SCE&G amounted to $944 and $846 for the three months ended March 31, 2008 and 2007, respectively.

The Members shall not be liable for any responsibility, indebtedness or obligation of any other Member unless such responsibility, indebtedness or obligation is expressly assumed in writing by such Member.  The term of the LLC will continue in full force and effect until December 31, 2050 or until terminated in accordance with the provisions of the LLC agreement.

The carrying value of equity in Cogen owned by SCANA included in the combined equity of the Business was $10,076 and $9,443 at March 31, 2008 and December 31, 2007, respectively.  All significant intercompany activity and balances related to transactions between Cogen and the Company have been eliminated in combination.

8.                   Related-Party Transactions

Transactions between the Company and other businesses of MeadWestvaco commonly occur in the normal course of business.  Sales to other MeadWestvaco businesses were $222 and $536 for the three months ended March 31, 2008 and 2007, respectively.  Purchases from other MeadWestvaco business segments at market prices were $2,762 and $5,323 for the three months ended March 31, 2008 and 2007, respectively.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited), Continued

(dollars in thousands)

The Business’ combined financial statements include expense allocations for certain corporate functions provided by MeadWestvaco, such as human resources, legal, finance, information systems, purchasing, executive management and other corporate staff.  Allocations were based on relative headcount for people-related costs, the Business’ assets as a percentage of total MeadWestvaco assets, the Business’ sales as a percentage of total MeadWestvaco sales, or by specific identification of costs directly associated with the Business’ operations.  The Company and MeadWestvaco management believe such allocations have been made on a reasonable basis.  These costs are included in cost of sales or selling, general and administrative expenses, consistent with MeadWestvaco’s classification, in the accompanying combined statements of operations.  Costs allocated or charged by MeadWestvaco to the Company for services performed by MeadWestvaco on behalf of the Business totaled $7,471 and $5,752 for the three months ended March 31, 2008 and 2007, respectively.

Interest expense related to the two notes with MeadWestvaco was $681 and $839 for the three months ended March 31, 2008 and 2007, respectively.

Net transactions with MeadWestvaco included as a component of combined equity of the Business for the three months ended March 31, 2008 and 2007 totaled $6,458 and $(2,487), respectively.

9.                   Cash Flows

Changes in working capital were as follows:

	Three Months Ended
	March 31,
	2008	2007
Decrease (increase) in:
Accounts receivable	$(2,416)	$(1,527)
Inventories	(2,841)	(1,112)
Other current assets	(690)	(474)
Increase (decrease) in:
Accounts payable	4,135	9,087
Accrued liabilities	(7,584)	(6,923)
	$(9,396)	$(949)

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited), Continued

(dollars in thousands)

10.            Comprehensive Income

Comprehensive income for the three months ended March 31, 2008 and 2007 was $942 and $4,597, respectively.  The changes in the components of comprehensive income, net of tax, for the three months ended March 31, 2008 and 2007 were as follows:

	Three Months Ended
	March 31,
	2008	2007

Net income	$942	$4,551
Changes in unrealized losses on derivative instruments, net	—	46
Comprehensive income	$942	$4,597